                           WARRANT PURCHASE AGREEMENT

     This WARRANT PURCHASE AGREEMENT (this "Agreement"), is entered into as of May 21, 1996, among Homestead Village Properties Incorporated, a Maryland corporation ("Homestead"), Security Capital Atlantic Incorporated, a Maryland corporation ("Atlantic"), Security Capital Pacific Trust, a Maryland real estate investment trust ("PTR"), and Security Capital Group Incorporated, a Maryland corporation ("SCG"; Atlantic, PTR and SCG are collectively referred to herein as "Buyers").

     WHEREAS, Homestead desires to issue and sell to Buyers warrants ("Warrants") to purchase shares of common stock, $0.01 par value per share ("Homestead Stock"), of Homestead to be issued pursuant to a Warrant Agreement substantially in the form of Exhibit A hereto (the "Warrant Agreement");

     WHEREAS, concurrently with the execution of this Agreement, the parties are entering into that certain Merger and Distribution Agreement (the "Merger Agreement"), pursuant to which, among other things, the parties will enter into certain transactions with respect their respective extended-stay lodging businesses;

     WHEREAS, in consideration of the Warrants to be issued pursuant to this Agreement, PTR and Atlantic will each enter into a Funding Commitment Agreement (the "Funding Commitment Agreement") with Homestead providing the terms and conditions on which PTR and Atlantic will advance funds to Homestead for the development of certain of its properties;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                         PURCHASE AND SALE OF WARRANTS

     1.1 Issuance of Warrants. Upon the terms and subject to the conditions contained herein, on the Closing Date, Homestead will issue 2,828,517 Warrants to Atlantic, 6,363,789 Warrants to PTR and 817,694 Warrants to SCG, and each of Atlantic, PTR and SCG will acquire the Warrants from Homestead.

     1.2 Consideration for the Warrants. Upon the terms and subject to the conditions contained herein, as consideration for the Warrants, (i) Atlantic shall execute and deliver to Homestead the Funding Commitment Agreement, (ii) PTR shall execute and deliver to Homestead the Funding Commitment Agreement and
(iii) SCG shall agree to make loans to Homestead after the date hereof, and prior to the Closing Date (as defined herein) or earlier termination of this Agreement, on the terms provided in Section 7.2(c) of the Merger Agreement and shall provide Homestead with such office facilities as Homestead shall reasonably request for a period of one year without charge.

                                   ARTICLE 2
                                    CLOSING

     2.1  Closing.  The closing of the transactions contemplated herein
(the "Closing") shall occur simultaneously with the closing of the merger transactions contemplated by Section 2.1 of the Merger Agreement (the "Closing Date").

     2.2  Deliveries at Closing.  To effect the issuance referred to in
Section 1.1 hereof and the delivery of the consideration described in Section 1.2, the following shall occur on the Closing Date:

          (a) Homestead shall deliver to Buyers fully executed copies of the Warrant Agreement.

          (b) Homestead shall deliver to Buyers certificates evidencing the Warrants; provided, however, that the Warrants issuable to Atlantic and PTR hereunder shall be delivered by Homestead to the Atlantic Distribution Agent and the PTR Distribution Agent, respectively (as such terms are defined in the Merger Agreement).

          (c) Each of Atlantic and PTR shall execute and deliver to Homestead a Funding Commitment Agreement.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF HOMESTEAD

     Homestead hereby represents and warrants to each of the Buyers as follows:

     3.1 Organization and Qualification. Homestead is duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite power, corporate or otherwise, and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and as it is proposed by it to be conducted. True, accurate and complete copies of each of the charter and Bylaws of Homestead, including all amendments thereto, have heretofore been delivered to each of the other parties hereto.

     3.2  Capitalization.

          (a) The authorized shares of Homestead consists of 250,000,000 shares of Homestead Stock of which 1,000 shares of Homestead Stock are issued and outstanding as of the date hereof. All of the issued and outstanding Homestead Stock are validly issued, fully paid and nonassessable and free of preemptive rights. As of the date hereof, Homestead has no subsidiaries.

          (b) Except as contemplated by this Agreement, the Merger Agreement and the Related Agreements (as such term is defined in the Merger Agreement), as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments,

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     understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement that is presently exercisable obligating Homestead to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Homestead or obligating Homestead to grant, extend or enter into any such agreement or commitment; provided, however, that the foregoing shall not apply to the adoption by Homestead of any stock option plan providing for grants of options to directors and employees nor to any grant of options thereunder nor shall the foregoing apply to the adoption by Homestead of a shareholder rights plan and dividend of rights to acquire securities thereunder. There are no voting trusts, proxies or other agreements or understandings to which Homestead is a party or is bound with respect to the voting of any shares of Homestead.

     3.3 Issuance of Securities. The Warrants issuable to Buyers hereunder, when issued in accordance with the provisions of this Agreement, will be duly and validly authorized and issued and will be fully paid and nonassessable. The Homestead Stock issuable upon conversion of outstanding Warrants, when issued in accordance with the terms of the Warrant Agreement, will be duly and validly authorized and issued and will be fully paid and nonassessable.

     3.4  Authority; Non-Contravention; Approvals.

          (a) Homestead has full power, corporate or otherwise, and authority to enter into this Agreement and, subject to obtaining any approvals described in the Merger Agreement and the Related Agreements, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by Homestead of the transactions contemplated hereby, have been duly authorized by the Board of Directors of Homestead and no other corporate proceedings on the part of Homestead are necessary to authorize the execution and delivery of this Agreement and the consummation by Homestead of the transactions contemplated hereby, except for the obtaining of any approvals described in the Merger Agreement and the Related Agreements. This Agreement has been duly and validly executed and delivered by Homestead, and, assuming the due authorization, execution and delivery hereof by each other party hereto, constitutes a valid and binding agreement of Homestead enforceable against Homestead in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and
     (ii) general equitable principles.

          (b) Subject to obtaining any approvals described in the Merger Agreement and the Related Agreements, the execution and delivery of this Agreement by Homestead do not, and the consummation by Homestead of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of its properties under any of the

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     terms, conditions or provisions of (i) Homestead's charter or Bylaws, (ii)
     any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Homestead or, to Homestead's best knowledge, any of its properties, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Homestead is now a party or by which Homestead or any of its properties may be bound, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Homestead.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF BUYERS

     Each Buyer hereby severally represents and warrants to Homestead as follows:

     4.1 Organization and Qualification. Buyer is duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite power, corporate or otherwise, and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and as it is proposed by it to be conducted.

     4.2  Authority; Non-Contravention; Approvals.

          (a) Buyer has full power, corporate or otherwise, and authority to enter into this Agreement and, subject to obtaining any approvals described in the Merger Agreement and the Related Agreements, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by Buyer of the transactions contemplated hereby, have been duly authorized by the board or other governing body of Buyer and no other proceedings on the part of Buyer are necessary to authorize the execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby, except for the obtaining of any approvals described in the Merger Agreement and the Related Agreements. This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery hereof by each other party hereto, constitutes a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          (b) Subject to obtaining any approvals described in the Merger Agreement and the Related Agreements, the execution and delivery of this Agreement by Buyer do not, and the consummation by Buyer of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result

                                      -4-
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     in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of (i) Buyer's charter and bylaws, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Buyer, (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Buyer is now a party or by which Buyer may be bound, excluding from the foregoing clauses
     (ii) and (iii) such violations, conflicts, breaches, defaults, terminations or accelerations that would not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Buyer.

                                   ARTICLE 5
                     CONDITIONS TO HOMESTEAD'S OBLIGATIONS

     The obligations of Homestead to issue the Warrants to Buyers on the Closing Date are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     5.1 Representations, Warranties and Covenants. All representations and warranties of Buyers contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Buyers shall have performed in all material respects all agreements and covenants required hereby to be performed by them prior to or at the Closing Date.

     5.2 Consents. All consents, approvals and waivers from governmental authorities and other parties necessary to permit Homestead to issue the Warrants to Buyers as contemplated hereby shall have been obtained.

     5.3 Merger Agreement. The Merger Closing under the Merger Agreement shall have occurred.

                                   ARTICLE 6
                       CONDITIONS TO BUYERS' OBLIGATIONS

     The obligations of Buyers to purchase the Warrants as provided hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     6.1 Representations, Warranties and Covenants. All representations and warranties of Homestead contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Homestead shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

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     6.2  Consents.  All consents, approvals and waivers from governmental authorities and other parties necessary to permit Buyers to purchase the Warrants from Homestead as contemplated hereby shall have been obtained.

     6.3 Merger Agreement. The Merger Closing under the Merger Agreement shall have occurred.

     6.4 Warrant Agreement. Homestead shall have entered into the Warrant Agreement on or prior to the Closing Date.

                                   ARTICLE 7
                                 MISCELLANEOUS

     7.1 Assignment. Neither Homestead nor any of the Buyers shall transfer, assign or encumber any of its rights, privileges, duties or obligations under this Agreement without the prior written consent of each other party, and any attempt to so transfer, assign or encumber shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns (treating for this purpose permitted transferees of all or any of the Warrants as a permitted assign), and no other person shall have any right, benefit or obligation hereunder.

     7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent via a recognized overnight courier with delivery confirmed in writing or sent via facsimile to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

          (a)  If to Homestead, addressed to:

               Homestead Village Properties Incorporated
               125 Lincoln Avenue, Suite 300
               Santa Fe, New Mexico 87501
               Attention:  David C. Dressler, Jr.
               Fax:  (505) 982-2925

               with a copy to:

               Mayer, Brown & Platt
               190 South LaSalle Street
               Chicago, Illinois 60603
               Attention:  Edward J. Schneidman
               Fax:  (312) 701-7711

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          (b)  If to Atlantic, addressed to:

               Security Capital Atlantic Incorporated
               Six Piedmont Center, Sixth Floor
               Atlanta, Georgia 30305
               Attention:  James C. Potts
               Fax:  (404) 233-2379

               with a copy to:

               King & Spalding
               191 Peachtree Street
               Atlanta, Georgia 30303
               Attention:  Alan J. Prince
               Fax:  (404) 572-5046

          (c)  If to PTR, addressed to:

               Security Capital Pacific Trust
               7777 Market Center Avenue
               El Paso, Texas 79912
               Attention:  C. Ronald Blankenship
               Fax:  (915) 877-3301

               with a copy to:

               Munger, Tolles & Olson
               355 South Grand Avenue, 35th Floor
               Los Angeles, California 90071
               Attention:  R. Gregory Morgan
               Fax: (213) 687-3702

          (d)  If to SCG, addressed to:

               Security Capital Group Incorporated
               125 Lincoln Avenue, Suite 300
               Santa Fe, New Mexico 87501
               Attention:  Jeffrey A. Klopf
               Fax:  (505) 988-8920

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               with a copy to:

               Mayer, Brown & Platt
               190 South LaSalle Street
               Chicago, Illinois 60603
               Attention:  Edward J. Schneidman
               Fax:  (312) 701-7711

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     7.3 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of Maryland.

     7.4 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     7.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.6 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     7.7 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     7.8 Limitation of Liability. Any obligation or liability whatsoever of PTR which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of PTR's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of its shareholders, trustees, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

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     7.9  No Presumption Against Drafter.  Each of the parties hereto have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

                           *     *     *     *     *







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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                             HOMESTEAD VILLAGE PROPERTIES INCORPORATED


                             By:  /s/ David C. Dressler, Jr.
                                  --------------------------------
                                  David C. Dressler, Jr.
                                  Chairman

                             SECURITY CAPITAL ATLANTIC INCORPORATED


                             By:  /s/ James C. Potts
                                  --------------------------------
                                  James C. Potts
                                  Co-Chairman

                             SECURITY CAPITAL PACIFIC TRUST


                             By:  /s/ C. Ronald Blankenship
                                  --------------------------------
                                  C. Ronald Blankenship
                                  Chairman

                             SECURITY CAPITAL GROUP INCORPORATED


                             By:  /s/ Jeffrey A. Klopf
                                  --------------------------------
                                  Jeffrey A. Klopf
                                  Senior Vice President



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                                   EXHIBIT A

                               WARRANT AGREEMENT